                                                      Exhibit 4.2










                     ADVANTA NATIONAL BANK
                    Transferor and Servicer

                              and

                     THE BANK OF NEW YORK
                            Trustee

             on behalf of the Series 1996-X Holders


                    SERIES 1996-X SUPPLEMENT
                  Dated as of __________, 1996

                               to

                POOLING AND SERVICING AGREEMENT
                 Dated as of __________, 1996,


               ___________________________________
                          SERIES 1996-X


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                           TABLE OF CONTENTS

                                                                    Page

                                ARTICLE I

               CREATION OF THE SERIES 1996-X CERTIFICATES

SECTION 1.1.     Designation.........................................  1
SECTION 1.2.     Book-Entry Certificates.............................  2

                               ARTICLE II

                               DEFINITIONS

SECTION 2.1.     Definitions.........................................  2

                               ARTICLE III

                         SERVICING COMPENSATION

SECTION 3.1.     Servicing Compensation.............................. 12

                               ARTICLE IV

                    RIGHTS OF SERIES 1996-X HOLDERS;
                ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.1.     Collections and Allocations......................... 13
SECTION 4.2.     Determination of Monthly Interest and Accretions.... 15
SECTION 4.3.     Determination of Monthly Principal.................. 17
SECTION 4.4.     Required Amount..................................... 18
SECTION 4.5.     Monthly Application of Collections.................. 18
SECTION 4.6.     Default Amounts; Investor Charge-Offs............... 20
SECTION 4.7.     Excess Spread and Certain Other Amounts............. 21
SECTION 4.8.     Cash Collateral Account............................. 22
SECTION 4.9.     Shared Principal Collections........................ 24
SECTION 4.10.    Principal Funding Account........................... 25
SECTION 4.11.    Controlled Accumulation Period...................... 26


                                ARTICLE V

           DISTRIBUTIONS AND REPORTS TO SERIES 1996-X HOLDERS

SECTION 5.1.     Distributions....................................... 27
SECTION 5.2.     Certificates and Statements......................... 28

                               ARTICLE VI

                      SERIES 1996-X PAY OUT EVENTS

SECTION 6.1.     Series 1996-X Pay Out Events........................ 29

                               ARTICLE VII

                 OPTIONAL REPURCHASE; SERIES TERMINATION

SECTION 7.1.     Optional Repurchase................................. 30
SECTION 7.2.     Series Termination.................................. 31

                              ARTICLE VIII

                           FINAL DISTRIBUTIONS

SECTION 8.1.     Sale of Receivables or Investor Interest Pursuant to
                      Section 2.06 or 12.05 of the Agreement......... 31
SECTION 8.2.     Distribution of Proceeds of Sale, Disposition or
                      Liquidation of the Receivables Pursuant to
                      Section 9.02 of the Agreement.................. 32
SECTION 8.3.     Instructions Pursuant to Subsection 9.02(a) of
                      the Agreement.................................. 33

                               ARTICLE IX

                        MISCELLANEOUS PROVISIONS

SECTION 9.1.     Ratification of Agreement........................... 34
SECTION 9.2.     Counterparts........................................ 34
SECTION 9.3.     Governing Law....................................... 34
SECTION 9.4.     Amendments.......................................... 34
SECTION 9.5      Tax Representation and Covenant..................... 34

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     SERIES 1996-X SUPPLEMENT, dated as of ___________, 1996 (this
"Supplement"), between ADVANTA NATIONAL BANK, a national banking association, as the sole initial Transferor and as Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

     Pursuant to the Pooling and Servicing Agreement dated as of ________, 1996 (as amended and supplemented in accordance with its terms, the "Agreement"), among the parties to this Supplement, the Transferor has created the Advanta Gold Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Transferor may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

     Pursuant to this Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

ARTICLE I  CREATION OF THE SERIES 1996-X CERTIFICATES

     SECTION 1.1. Designation. (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as "Advanta Gold Master Trust, Series 1996-X." The Series 1996-X Certificates shall be issued with one Class, known as the "Class A Zero Coupon Asset Backed Certificates, Series 1996-X." In addition, there is hereby created a second Class which constitutes an uncertificated interest in the Trust, shall be deemed to be an "Investor Certificate" for all purposes under the Agreement and this Supplement, except as expressly provided herein, and shall be known as the "Discount Collateral Interest, Series 1996-X" and have the rights assigned to the Discount Collateral Interest in this Series Supplement. Solely for the purposes of subsection 9.02(a) of the Agreement, the holders of interests in the Cash Collateral Account shall also be deemed to be a Class. The institution making the initial deposit to the Cash Collateral Account is a Series Enhancer for Series 1996-X, but the Discount Collateral Interest Holders are not.

     (b) Series 1996-X shall be included in Group One. Series 1996-X shall not be subordinated to any other Series. The first Distribution Date for Series 1996-X shall be the __________ Distribution Date, and references herein to the Monthly Period relating to that Distribution Date means the period from the Closing Date through the end of
__________.

     (c) If any term of this Supplement shall conflict with or be inconsistent with any term of the Agreement, the terms of this Supplement shall govern.

     SECTION 1.2. Book-Entry Certificates. The Class A Certificates shall be delivered as Book-Entry Certificates. The Clearing Agency for the Class A Certificates shall be The Depository Trust Company, and the Class A Certificates shall initially be registered in the name of Cede & Co., its nominee.


ARTICLE II DEFINITIONS

     SECTION 2.1. Definitions. (a) Capitalized terms used and not otherwise defined herein are used as defined in the Agreement. In addition, the following words and phrases shall have the following meanings:

     "Accretion Required Amount" is defined in subsection 4.2(c).

     "Available Cash Collateral Amount" means, for any Distribution Date, the least of (a) the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account to be made on such date), (b) the Required Cash Collateral Amount and (c) the Invested Amount as of such date.

     "Available Class A Principal Collections" means, for any Distribution Date, the sum of (a) the Class A Investor Principal Collections for that Distribution Date, plus (b) any Reallocated Principal Collections for that Distribution Date, plus (c) any Shared Principal Collections that are allocated to Series 1996-X pursuant to
Section 4.04 of the Agreement and Section 4.9 of this Supplement.

     "Available DCI Principal Collections" means, for any Distribution Date, the sum of (a) the DCI Investor Principal Collections for that Distribution Date, minus (b) any Reallocated Principal Collections for that Distribution Date, plus (c) any Available Class A Principal Collections remaining after payment or deposit of the Class A Monthly Principal for that Distribution Date.

     "Cash Collateral Account" is defined in subsection 4.8(a).

     "Cash Collateral Surplus" means, for any Distribution Date, the excess, if any, of (a) the amount on deposit in the Cash Collateral Account over (b) the Required Cash Collateral Amount.

     "Class A Accreted Invested Amount" means, as of any date falling in any Monthly Period, the sum of (a) the Class A Initial Invested Amount and (b) the sum of all Class A Monthly Accretion Amounts for the Distribution Date falling in that Monthly Period and all prior
Distribution Dates.

     "Class A Accretion Rate" means __% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

     "Class A Accretion Shortfall" is defined in subsection 4.2(a).

     "Class A Accretion Target" is defined in subsection 4.2(a).

     "Class A Additional Accretion Amount" is defined in subsection
4.2(a).

     "Class A Available Funds" means, for any Monthly Period, the Class A Floating Percentage of the Collections of Finance Charge Receivables allocated to the Series 1996-X Certificates for that Monthly Period (including any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement).

     "Class A Certificate" means a Certificate executed by ANB and authenticated by or on behalf of the Trustee substantially in the form of Exhibit A.

     "Class A Face Amount" means $_____________. [Expected Class A Accreted Invested Amount on the Expected Final Distribution Date.]

     "Class A Floating Percentage" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class A Invested Amount and the denominator of which is the Invested Amount, in each case as of the opening of business on the first day of that Monthly Period; provided that for the first Monthly Period, the Class A Floating Percentage means the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "Class A Initial Invested Amount" means $__________. [To equal the aggregate purchase price to investors in the initial distribution of the Class A Certificates, with no deduction for underwriting discounts.]

     "Class A Invested Amount" means, on any date of determination, the result of (a) the Class A Accreted Invested Amount, minus (b) (without duplication of amounts on deposit in the Principal Funding Account) the aggregate amount of principal payments made to the Holders on or prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed pursuant to subsection 4.6(a) prior to such date, minus (d) the Principal Funding Account Balance.

     "Class A Investor Amount" means, on any date of determination, an amount equal to the Class A Invested Amount plus the Principal Funding Account Balance on such date of determination.

     "Class A Investor Charge-Off" is defined in subsection 4.6(a).

     "Class A Investor Default Amount" means, for each Distribution Date, the product of (a) the Investor Default Amount for that Distribution Date and (b) the Class A Floating Percentage for the related Monthly Period.

     "Class A Investor Principal Collections" means, for any Distribution Date, the sum of (a) the aggregate amounts allocated pursuant to Section 4.1(a)(ii)(x) or deposited and retained in the Collection Account pursuant to Section 4.1(b)(ii) or (c)(ii), as applicable, with respect to the related Monthly Period, plus (b) any amounts that pursuant to subsections 4.5(a)(ii), 4.7(b) and 4.7(g) are to be treated as Class A Investor Principal Collections for that Distribution Date.

     "Class A Monthly Accretion Amount" means, for any Distribution Date, an amount equal to the Class A Accretion Target for that Distribution Date, minus the amount, if any, by which any Accretion Required Amount for that Distribution Date exceeded the Discount Collateral Interest at the beginning of that Distribution Date.

     "Class A Monthly Interest" is defined in subsection 4.2(a).

     "Class A Monthly Principal" is defined in subsection 4.3(a).

     "Class A Principal Percentage" means, for any Monthly Period, (the "subject Monthly Period") and the related Distribution Date, (a) during the Revolving Period, the Class A Floating Percentage and (b) during the Rapid Amortization Period or the Controlled Accumulation Period, the percentage equivalent of a fraction, (i) the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period plus the aggregate amount of decreases in the Discount Collateral Interest occurring after that date pursuant to subsection 4.2(c) (including any such decrease occurring on the Distribution Date in the Monthly Period for which the Class A Principal Percentage is being determined) and (ii) the denominator of which is the Invested Amount as of the last day of the Revolving Period; provided that if Series 1996-X is paired with another Series and a Pay Out Event (as defined in the related Supplement) occurs with respect to such other Series, Transferor may, by written notice delivered to Trustee and Servicer, designate a different numerator (provided that such numerator is not less than the Class A Invested Amount (less the amount of Class A Investor Principal Collections on deposit in the Collection Account) as of the last day of the revolving period for such other Series).

     "Class A Required Amount" is defined in subsection 4.4(a).

     "Class A Servicing Fee" is defined in Section 3.1.

     "Closing Date" means __________ ____, ____.

     "Controlled Accumulation Amount" means, for each Distribution Date with respect to the Controlled Accumulation Period, the Class A Face Amount divided by twelve; provided that if the length of the Controlled Accumulation Period is modified pursuant to Section 4.11, (a) the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period shall mean the amount determined in accordance with Section 4.11 on the date on which the Controlled Accumulation Period has most recently been modified and (b) the sum of the Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Controlled Accumulation Period shall not be less than the Class A Face Amount.

     "Controlled Accumulation Period" means the period beginning on __________ __, ____ or such later date as is determined in accordance with Section 4.11 and ending on the first to occur of (a) the beginning of the Rapid Amortization Period, (b) the payment in full of the Invested Amount and (c) the Series Termination Date; provided that if the Rapid Amortization Period begins before the scheduled beginning of the Controlled Accumulation Period, then there will be no Controlled Accumulation Period.

     "Controlled Deposit Amount" means, for each Distribution Date in the Controlled Accumulation Period (beginning with the one relating to the first Monthly Period in the Controlled Accumulation Period), the sum of
(a) the Controlled Accumulation Amount for that Distribution Date plus
(b) the excess, if any, of the Controlled Deposit Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account on that prior Distribution Date.

     "DCI Accreted Amount" means, as of any date falling in any Monthly Period, the sum of (a) the DCI Initial Amount and (b) the sum of all DCI Monthly Accretion Amounts for the Distribution Date falling in that Monthly Period and all prior Distribution Dates.

     "DCI Accretion Shortfall" is defined in subsection 4.2(b).

     "DCI Accretion Target" is defined in subsection 4.2(b).

     "DCI Additional Accretion Amount" is defined in subsection 4.2(b).

     "DCI Available Funds" means, for any Monthly Period, the DCI Floating Percentage of the Collections of Finance Charge Receivables allocated to the Series 1996-X Certificates for that Monthly Period (including any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement).

     "DCI Floating Percentage" means, for any Monthly Period, 100% minus the Class A Floating Percentage for that Monthly Period.

     "DCI Initial Amount" means $__________.

     "DCI Investor Charge-Off" is defined in subsection 4.6(b).

     "DCI Investor Default Amount" means, for each Distribution Date, the product of (a) the Investor Default Amount for that Distribution Date and
(b) the DCI Floating Percentage for such Monthly Period.

     "DCI Investor Principal Collections" means, for any Distribution Date, the sum of (a) the aggregate amounts allocated pursuant to Section 4.1(a)(ii)(y) or deposited and retained in the Collection Account pursuant to Section 4.1(b)(iii) or (c)(iii), as applicable, with respect to the related Monthly Period, plus (b) any amounts that pursuant to subsections 4.5(b)(ii), 4.7(d), 4.7(h) and 4.7(i) are to be treated as DCI Investor Principal Collections for that Distribution Date.

     "DCI Monthly Accretion Amount" is defined in subsection 4.2(d).

     "DCI Monthly Interest" is defined in subsection 4.2(b).

     "DCI Monthly Principal" is defined in subsection 4.3(b).

     "DCI Principal Percentage" means, for any Monthly Period and the related Distribution Date, 100% minus the Class A Principal Percentage for that Monthly Period and Distribution Date.

     "DCI Rate" means ___% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

     "DCI Required Amount" is defined in subsection 4.4(b).

     "DCI Servicing Fee" is defined in Section 3.1.

     "Discount Collateral Interest" (or "DCI") means an interest in the Trust consisting of the right to receive, to the extent necessary to make the required payments to the Discount Collateral Interest Holders under this Supplement, the portion of Collections allocable thereto under the Agreement and this Supplement, and funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and this Supplement. On any date, for purposes of all calculations in the Agreement and this Supplement, the amount of the Discount Collateral Interest shall equal
(a) the DCI Accreted Amount, minus (b) the aggregate amount of principal payments made to the Discount Collateral Interest Holders prior to such date, minus (c) the aggregate amount of DCI Investor Charge-Offs for all prior Distribution Dates pursuant to subsection 4.6(b), minus (d) the amount of reductions to the Discount Collateral Interest pursuant to subsection 4.2(c) on all prior Distribution Dates, and plus (e) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated and available on all prior Distribution Dates pursuant to subsection 4.7(d) or (i) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided that the Discount Collateral Interest may not be reduced below zero.

     "Discount Collateral Interest Holder" means any Person in whose name all or any part of the Discount Collateral Interest is registered in the Certificate Register.

     "Excess Discount Collateral Interest" means, as of any Distribution Date, the excess, if any, of (a) the Discount Collateral Interest on that Distribution Date (after giving effect to any reductions thereof pursuant to subsection 4.2(c) but before giving effect to the payment of any DCI Monthly Principal on that Distribution Date) over (b) the Required Discount Collateral Interest on that Distribution Date (after giving effect to any payment of Class A Monthly Principal on that Distribution
Date).

     "Excess Spread" means, with respect to any Distribution Date, the sum of the amounts, if any, specified pursuant to subsections 4.5(a)(iii) and 4.5(b)(iii) with respect to such Distribution Date.

     "Expected Final Distribution Date" means the __________ Distribution
Date.

     "Finance Charge Shortfall" is defined, for purposes of Series 1996-X, in Section 4.7.

     "Floating Allocation Percentage" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the opening of business on the first day of that Monthly Period (or for the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (a) the Trust Principal Balance at the end of the prior day (or for the first Monthly Period, at the end of the day on the Closing Date) and (b) the sum of the numerators used to calculate the Series Percentages with respect to Finance Charge Receivables, Defaulted Receivables or Principal Receivables, as applicable, for all Series of Certificates then outstanding; provided that if one or more Reset Dates occur in a Monthly Period, then (x) the Floating Allocation Percentage for the portion of the Monthly Period falling after each such Reset Date (the "subject Reset Date") and on or prior to the earlier of the last day of the current Monthly Period and any subsequent Reset Date shall be determined using a denominator equal to the greater of the amounts specified in clause (a) and clause (b) above determined as of the subject Reset Date and (y) if the Servicer need not make daily deposits of Collections into the Collection Account (or, in any case, for purposes of determining the related Investor Default Amount), the Floating Allocation Percentage shall be the Weighted Average Floating Allocation Percentage.

     "Group One" means Series 1996-X and each other Series hereafter specified in the related Supplement to be included in Group One.

     "Holder" means a Person in whose name a Class A Certificate is registered in the Certificate Register.

     "Initial Invested Amount" means the sum of the Class A Initial Invested Amount and the DCI Initial Amount.

     "Interchange" means, for each Distribution Date, an amount of Interchange (as defined in the Agreement) equal to one-twelfth of [1.25%] of the Principal Allocation Percentage for the related Monthly Period of the outstanding balance of the Principal Receivables on the last day of that Monthly Period.

     "Invested Amount" means, on any date of determination, an amount equal to the sum of (a) the Class A Invested Amount and (b) the Discount Collateral Interest.

     "Investor Amount" means, as of any date of determination, the sum on that date of (a) the Class A Investor Amount and (b) the Discount
Collateral Interest.

     "Investor Default Amount" means, for any Distribution Date, the product of the Defaulted Amount and the Floating Allocation Percentage for the related Monthly Period.

     "Investor Principal Collections" means, for any Distribution Date, the collective reference to the Class A Investor Principal Collections and the DCI Investor Principal Collections for that Distribution Date.

     "Loan Agreement" means the Loan Agreement among the Transferors, the Servicer, the Trustee and the financial institution(s) identified therein, dated the date hereof, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Monthly Servicing Fee" is defined in Section 3.1.

     "Net Servicing Fee Rate" means (a) if ANB is the Servicer, 0.5% per annum, (b) if the Trustee is the Servicer, [1]% per annum and (c) otherwise, 2.0% per annum.

     "Outstanding Principal Amount" means, on any date of determination, with respect to the Class A Certificates, the Class A Accreted Invested Amount minus the aggregate amount of principal payments made to the Holders on or prior to such date.

     "Pay Out Event" means a Trust Pay Out Event or a Series 1996-X Pay
Out Event.

     "Principal Allocation Percentage" means, as to any Monthly Period:

     (a) during the Revolving Period, the Floating Allocation Percentage;
and

     (b) during the Controlled Accumulation Period or the Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the Trust Principal Balance at the end of the last day of the preceding Monthly Period and (ii) the sum of the numerators used to calculate the Series Percentages with respect to Principal Receivables for all Series of Certificates then outstanding; provided that (1) if one or more Reset Dates occur in a Monthly Period, then (x) the Principal Allocation Percentage for the portion of the Monthly Period falling after each such Reset Date (the "subject Reset Date") and on or prior to the earlier of the last day of the current Monthly Period and any subsequent Reset Date shall be determined using a denominator equal to the greater of the amounts specified in clause (i) and clause (ii), determined as of the subject Reset Date and (y) if the Servicer need not make daily deposits of Collections into the Collection Account, the Principal Allocation Percentage shall be the Weighted Average Principal Allocation Percentage and (2) if Series 1996-X is paired with another Series and a Pay Out Event (as defined in the related Supplement) occurs with respect to such other Series during the Controlled Accumulation Period or the Rapid Amortization Period, Transferor may, by written notice delivered to Trustee and Servicer, designate a different numerator (provided that such numerator is not less than the Invested Amount (less the amount of Class A Investor Principal Collections on deposit in the Collection Account) as of the last day of the revolving period for such other Series).

     "Principal Funding Account" is defined in Section 4.10.

     "Principal Funding Account Balance" means, as to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

     "Principal Funding Investment Proceeds" is defined in Section 4.10.

     "Principal Shortfall" is defined in Section 4.9.

     "Rapid Amortization Period" means, (a) if on the day on which a Pay Out Event is deemed to have occurred the Servicer need not make daily deposits into or withdrawals from the Collection Account pursuant to subsection 4.03(a) of the Agreement, the period commencing at the close of business on the Business Day immediately preceding the first day of the Monthly Period in which such Pay Out Event is deemed to have occurred or (b) otherwise, the period commencing at the close of business on the Business Day immediately preceding the day on which a Pay Out Event is deemed to have occurred, and ending on the first to occur of (i) the payment in full to the Holders and the Discount Collateral Interest Holders of the Class A Invested Amount and the Discount Collateral Interest, respectively, or (ii) the Series Termination Date.

     "Reallocated Principal Collections" is defined in subsection 4.2(c).

     "Reassignment Amount" means, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Invested Amount, (b) the Class A Accretion Shortfall and (c) the DCI Accretion Shortfall on such Distribution Date.

     "Required Cash Collateral Amount" means, as to any Distribution Date, (a) initially, $__________ and (b) on any Distribution Date thereafter, __% of the Invested Amount on such Distribution Date, in each case after taking into account payments to be made on that Distribution Date; provided that (x) if either (i) there is a Required Draw Amount on any Distribution Date or (ii) a Pay Out Event with respect to the Investor Certificates has occurred, the Required Cash Collateral Amount for any Transfer Date shall (subject to clauses (y) and (z)) equal the Required Cash Collateral Amount for the Transfer Date immediately preceding such Required Draw Amount or Pay Out Event, (y) in no event shall the Required Cash Collateral Amount exceed the Invested Amount and
(z) the Required Cash Collateral Amount may be reduced at the Transferor's option at any time to a lesser amount if the Transferor, the Servicer and the Trustee have been provided evidence that the Rating Agency Condition has been satisfied.

     "Required Discount Collateral Interest" means, as of any day, __% of the Outstanding Principal Amount of the Class A Certificates; provided that the Required Discount Collateral Interest may be reduced at the Transferor's option at any time to a lesser amount if the Transferor, the Servicer and the Trustee have been provided evidence that the Rating Agency Condition has been satisfied.

     "Required Draw Amount" is defined in subsection 4.8(c).

     "Reset Date" means each of (a) an Addition Date, (b) a Removal Date and (c) a date on which there is an increase in the Investor Interest under any Variable Interest issued by the Trust.

     "Revolving Period" means the period beginning on the Closing Date and ending at the end of the day preceding the beginning of the Controlled Accumulation Period or the Rapid Amortization Period
(whichever begins first).

     "Series Invested Amount" means the Invested Amount.

     "Series Investor Amount" means, as of any date of determination, the numerator of the Principal Allocation Percentage on such date.

     "Series 1996-X" means the Series of Certificates, the terms of which are specified in this Supplement.

     "Series 1996-X Certificate" means a Class A Certificate.

     "Series 1996-X Holder" means a Holder or a Discount Collateral Interest Holder.

     "Series 1996-X Pay Out Event" is defined in Section 6.1.

     "Series Percentage" means as to Finance Charge Receivables and Defaulted Receivables, the Floating Allocation Percentage, and as to Principal Receivables, the Principal Allocation Percentage.

     "Series Termination Date" means the earlier to occur of (i) ____ __, ____ and (ii) the termination of the Trust pursuant to Section 12.01 of the Agreement.

     "Servicing Base Amount" is defined in Section 3.1.

     "Servicing Fee Rate" means 2.0%.

     "Weighted Average Floating Allocation Percentage" means, for any Monthly Period, the quotient of (a) the summation of the Floating Allocation Percentage applicable on each day of the Monthly Period (determined without reference to clause (y) of the proviso to the definition of "Floating Allocation Percentage"), divided by (b) the number of days in the Monthly Period.

     "Weighted Average Principal Allocation Percentage" means, for any Monthly Period, the quotient of (a) the summation of the Principal Allocation Percentage applicable on each day of the Monthly Period (determined without reference to clause (y) of the proviso to paragraph
(b) of the definition of "Principal Allocation Percentage"), divided by
(b) the number of days in the Monthly Period.

     (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term "Rating Agency" means, whenever used in this Supplement or the Agreement with respect to Series 1996-X, Moody's and Standard & Poor's.

ARTICLE III     SERVICING COMPENSATION

     SECTION 3.1. Servicing Compensation. The share of the Servicing Fee allocable to the Series 1996-X Holders for any Distribution Date (the "Monthly Servicing Fee"), shall equal one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the "Servicing Base Amount"); provided that the Monthly Servicing Fee for the initial Distribution Date shall be $__________.

     On each Transfer Date for which ANB or the Trustee is the Servicer, a portion of Interchange with respect to the related Monthly Period that is on deposit in the Collection Account in an amount equal to one-twelfth of the product of 1.0% and the Servicing Base Amount ("Servicer Interchange") shall be withdrawn from the Collection Account and paid to Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period. Should the Interchange on deposit in the Collection Account on any Transfer Date with respect to the related Monthly Period be less than one-twelfth of 1% of the Servicing Base Amount, the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Interchange on deposit in the Collection Account. The Servicer Interchange with respect to the first Transfer Date shall equal $__________.

     The share of the Monthly Servicing Fee for any Distribution Date allocable to the Holders (the "Class A Servicing Fee") and the Discount Collateral Interest Holders (the "DCI Servicing Fee"), respectively, shall equal one-twelfth of the product of (a) the Class A Floating Percentage or the DCI Floating Percentage, respectively, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; provided that the Class A Servicing Fee and DCI Servicing Fee for the initial Distribution Date shall be $__________ and $__________, respectively. The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Certificates or the Holders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee, the Series 1996-X Holders or the Series Enhancer be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Certificates or the Holders of any other Series. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.5(a)(i), 4.7(a) and 4.8(c); and the DCI Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.5(b)(i), 4.7(c) and 4.8(c).

ARTICLE IV      RIGHTS OF SERIES 1996-X HOLDERS; ALLOCATION AND
                APPLICATION OF COLLECTIONS

     SECTION 4.1. Collections and Allocations. On each Business Day, the applicable Series Percentage of Collections of Finance Charge Receivables and Principal Receivables shall be allocated to the Series 1996-X Certificates pursuant to subsection 4.03(b) of the Agreement. The Servicer will apply, or will instruct the Trustee to apply, all Collections so allocated and other funds on deposit in the Collection Account that are allocated to the Series 1996-X Certificates as follows:

     (a) Allocations During the Revolving Period. Collections allocated to Series 1996-X on each Business Day during the Revolving Period shall be allocated as follows:

           (i) Collections of Finance Charge Receivables that are so allocated shall be deposited and retained in the Collection Account until such time as the aggregate amount of such deposits for the related Monthly Period equals (A) if ANB is the Servicer, zero, and
     (B) if ANB is not the Servicer, the sum of the Class A Servicing Fee and DCI Servicing Fee for the related Distribution Date; and

           (ii) (x) the Class A Principal Percentage of Collections of Principal Receivables shall be allocated as Class A Investor
     Principal Collections and (y) the DCI Principal Percentage of Collections of Principal Receivables shall be allocated as DCI Investor Principal Collections and the aggregate amount so allocated shall not exceed an amount selected by the Servicer.

     (b) Allocations During the Controlled Accumulation Period.
Collections allocated to Series 1996-X on each Business Day during the Controlled Accumulation Period shall be deposited or transferred as follows:

           (i) Collections of Finance Charge Receivables that are so allocated shall be deposited and retained in the Collection Account until such time as the aggregate amount of such deposits for the related Monthly Period equals (A) if ANB is the Servicer, zero, and
     (B) if ANB is not the Servicer, the sum of the Class A Servicing Fee and DCI Servicing Fee for the related Distribution Date; and an amount equal to the balance of the Collections of Finance Charge Receivables that are so allocated shall be deposited into the Collection Account on the related Transfer Date to the extent necessary to make any applications pursuant to Section 4.7 on the related Distribution Date;

           (ii) (A) the Class A Principal Percentage of Collections of Principal Receivables that are so allocated shall be deposited and retained in the Collection Account until such time as the aggregate amount of such deposits for the related Monthly Period equals the Controlled Deposit Amount for the related Distribution Date; and (B) the remainder of such Collections shall be applied as provided in clause (iii); and

           (iii) the DCI Principal Percentage of Collections of Principal Receivables that are so allocated, together with Collections referred to in clause (ii)(B), shall be deposited into the Collection Account, but the aggregate amount so deposited shall not exceed the Class A Accretion Target for the related Distribution Date (except that on the related Transfer Date an additional portion of such allocated Collections shall be so deposited in an amount equal to the least of (A) the Excess Discount Collateral Interest,
     (B) the remaining amount of such allocated Collections and (C) prior to the date on which the Class A Investor Amount is reduced to zero, an amount selected by the Servicer).

     (c) Allocations During the Rapid Amortization Period. Collections allocated to Series 1996-X on each Business Day during the Rapid
Amortization Period shall be deposited or transferred as follows:

           (i) Collections of Finance Charge Receivables that are so allocated shall be deposited and retained in the Collection Account;

           (ii) (A) the Class A Principal Percentage of Collections of Principal Receivables that are so allocated shall be deposited and retained in the Collection Account until such time as the aggregate amount of such deposits for the related Monthly Period equals the Class A Invested Amount; and (B) the remainder of such Collections shall be applied as provided in clause (iii); and

           (iii) the DCI Principal Percentage of Collections of Principal Receivables that are so allocated, together with Collections referred to in clause (ii)(B), shall be deposited into the Collection Account, but the aggregate amount so deposited shall not exceed the Class A Accretion Target for the related Distribution Date (except that on the related Transfer Date an additional portion of such allocated Collections shall be so deposited in an amount equal to the least of (A) the Excess Discount Collateral Interest for the related Distribution Date, (B) the remaining amount of such allocated Collections and (C) prior to the date on which the Class A Investor Amount is reduced to zero, an amount selected by the Servicer).

     (d) Monthly Allocations. Notwithstanding the foregoing, the Servicer need not make daily deposits of Collections into the Collection Account at any time when the requirements of subsection 4.03 of the Agreement relating to net monthly deposits are satisfied.

     SECTION 4.2. Determination of Monthly Interest and Accretions. (a) The amount of monthly interest ("Class A Monthly Interest") on the Class A Certificates on each Distribution Date shall equal one-twelfth of the product of (i) the Class A Accretion Rate and (ii) the Outstanding Principal Amount of the Class A Certificates as of the close of business on the preceding Distribution Date; provided that Class A Monthly Interest for the initial Distribution Date shall equal $__________.

     On each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Accretion Shortfall"), of (x) the sum of Class A Monthly Interest for such Distribution Date, any Class A Accretion Shortfall from the prior Distribution Date and any related Class A Additional Accretion Amount over (y) the Class A Monthly Accretion Amount for that Distribution Date. If there is a Class A Accretion Shortfall on any Distribution Date, an additional amount (a "Class A Additional Accretion Amount") shall accrete on such shortfall in an amount equal to one-twelfth of the product of (i) the Class A Accretion Rate and (ii) such Class A Accretion Shortfall. The sum for any Distribution Date of the Class A Monthly Interest for that Distribution Date, any Class A Accretion Shortfall from the prior Distribution Date and any related Class A Additional Accretion Amount is called the "Class A Accretion Target" for that Distribution Date.

     (b) The amount of monthly interest ("DCI Monthly Interest") on the Discount Collateral Interest on each Distribution Date shall equal one-twelfth of the product of (i) the DCI Rate and (ii) the Discount Collateral Interest as of the close of business on the preceding Distribution Date; provided that DCI Monthly Interest for the initial Distribution Date shall equal $__________.

     On each Distribution Date, the Servicer shall determine the excess, if any (the "DCI Accretion Shortfall"), of (x) the sum of DCI Monthly Interest for such Distribution Date, any DCI Accretion Shortfall from the prior Distribution Date and any related DCI Additional Accretion Amount over (y) the DCI Monthly Accretion Amount for that Distribution Date. If there is a DCI Accretion Shortfall on any Distribution Date, an additional amount (a "DCI Additional Accretion Amount") shall accrete on such shortfall in an amount equal to one-twelfth of the product of (i) the DCI Rate and (ii) such DCI Accretion Shortfall. The sum for any Distribution Date of the DCI Monthly Interest for that Distribution Date, any DCI Accretion Shortfall from the prior Distribution Date and any related DCI Additional Accretion Amount is called the "DCI Accretion Target" for that Distribution Date.

     (c) On each Distribution Date, the Servicer shall determine the amount (the "Accretion Required Amount"), if any, by which (i) the Class A Accretion Target for that Distribution Date exceeds (ii) the amount of Excess Spread, Principal Funding Investment Proceeds and Excess Finance Charge Collections allocable to Series 1996-X, in each case that is available for distribution under subsection 4.7(g) on that Distribution Date. If the Accretion Required Amount for such Distribution Date is greater than zero, then: (i) on any Distribution Date falling in the Controlled Accumulation Period or the Rapid Amortization Period, a portion of the DCI Investor Principal Collections in an amount equal to the Accretion Required Amount, or, if less, the total amount of DCI Investor Principal Collections on that Distribution Date (the "Reallocated Principal Collections"), shall be applied to cover the Accretion Required Amount pursuant to Section 4.7; and (ii) on any Distribution Date, the Discount Collateral Interest shall be reduced by an amount equal to the lesser of (A) the Accretion Required Amount and
(B) the Discount Collateral Interest (after giving effect to any DCI Investor Charge-Offs on that Distribution Date) whether or not the Accretion Required Amount is covered, in full or in part, by Reallocated Principal Collections.

     (d) In addition, on each Distribution Date, DCI Accreted Amount shall be increased by an amount (the "DCI Monthly Accretion Amount") equal to the lesser of (i) the DCI Accretion Target and (ii) the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 1996-X, in each case that is available for distribution under subsection 4.7(h) on that Distribution Date.

     SECTION 4.3. Determination of Monthly Principal. (a) The amount of principal ("Class A Monthly Principal") to be withdrawn from the Collection Account with respect to the Class A Certificates on each Distribution Date, beginning with the Distribution Date in the second Monthly Period falling in the Controlled Accumulation Period or the Rapid Amortization Period (whichever begins first), shall equal the least of
(i) the Available Class A Principal Collections for that Distribution Date, (ii) for each Distribution Date in the Controlled Accumulation Period, the Controlled Deposit Amount for such Distribution Date and
(iii) the Class A Invested Amount on such Distribution Date. The Class A Monthly Principal for each Distribution Date relating to the Revolving Period is zero.

     (b) The amount of principal ("DCI Monthly Principal") distributable from the Collection Account with respect to the Discount Collateral Interest on each Distribution Date shall equal the least of (i) the Available DCI Principal Collections for that Distribution Date, (ii) the Excess Discount Collateral Interest on that Distribution Date and (iii) an amount selected by the Servicer.

     SECTION 4.4. Required Amount. (a) On each Determination Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which (i) the sum of (A) the Class A Servicing Fee for the related Distribution Date, (B) any Class A Servicing Fee previously due but not paid to the Servicer and (C) the Class A Investor Default Amount for such Distribution Date exceeds (ii) the Class A Available Funds. If the Class A Required Amount for such Distribution Date is greater than zero, all or a portion of the Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X from other Series in Group One for such Distribution Date (and not including Principal Funding Investment Proceeds) in an amount equal to the Class A Required Amount for such Distribution Date shall be distributed from the Collection Account on such Distribution Date pursuant to subsection 4.7(a). If the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X from other Series in Group One for such Distribution Date, all or a portion of the Available Cash Collateral Amount with respect to such Distribution Date in an amount equal to such excess shall be applied to fund the Class A Required Amount.

     (b) On each Determination Date, the Servicer shall determine the amount (the "DCI Required Amount"), if any, by which (i) the sum of (A) the DCI Servicing Fee for the related Distribution Date, (B) any DCI Servicing Fee previously due but not paid to the Servicer and (C) the DCI Investor Default Amount for such Distribution Date exceeds (ii) the DCI Available Funds. If the DCI Required Amount for such Distribution Date is greater than zero, all or a portion of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X from other Series in Group One for such Distribution Date available pursuant to subsection 4.7(c) shall be applied to fund the DCI Required Amount. If the DCI Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1996-X from other Series in Group One for such Distribution Date available pursuant to subsection 4.7(c), all or a portion of the Available Cash Collateral Amount (after any portion of the Available Cash Collateral Amount has been applied to fund the Class A Required Amount with respect to such Distribution Date) in an amount equal to such excess shall be applied to fund the DCI Required Amount.

     SECTION 4.5. Monthly Application of Collections. On each
Distribution Date, the Servicer shall apply, or cause the Trustee to apply, Class A Available Funds, DCI Available Funds and Investor
Principal Collections for the related Monthly Period as follows:

     (a) On each Distribution Date, an amount equal to the Class A Available Funds for the related Monthly Period will be distributed in the following priority:

           (i) the Class A Servicing Fee for such Distribution Date, plus any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

           (ii) an amount equal to the Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Class A Investor Principal Collections for such Distribution Date; and

           (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

     (b) On each Distribution Date, an amount equal to the DCI Available Funds for the related Monthly Period will be distributed in the following priority:

           (i) the DCI Servicing Fee for such Distribution Date, plus any DCI Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

           (ii) an amount equal to the DCI Investor Default Amount for such Distribution Date shall be treated as a portion of DCI Investor Principal Collections for such Distribution Date; and

           (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

     (c)  On each Distribution Date with respect to the Revolving Period,
(i) an amount equal to the DCI Monthly Principal for such Distribution Date shall be distributed to the Discount Collateral Interest Holders and
(ii) an amount equal to the Available Class A Principal Collections allocated pursuant to Section 4.1(a)(ii)(x) shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement.

     (d) On each Distribution Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the Investor Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

           (i) Available Class A Principal Collections in an amount equal to the Class A Monthly Principal for such Distribution Date shall be (A) during the Controlled Accumulation Period, deposited into the Principal Funding Account and (B) during the Rapid Amortization Period, distributed to the Paying Agent for payment to the Holders;

           (ii) Available DCI Principal Collections in an amount equal to the DCI Monthly Principal for such Distribution Date shall be distributed to the Discount Collateral Interest Holders; and

           (iii) after giving effect to clauses (i) and (ii), an amount equal to the balance, if any, of such Investor Principal Collections then on deposit in the Collection Account shall be (A) in the case of Available Class A Principal Collections, treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement and (B) in the case of Available DCI Principal Collections, transferred to the Transferor.

     (e) On the earlier to occur of (i) the first Distribution Date with respect to the Rapid Amortization Period and (ii) the Expected Final Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw the balance on deposit in the Principal Funding Account and distribute it to the Paying Agent for payment to the Holders.

     SECTION 4.6. Default Amounts; Investor Charge-Offs. (a) On each Determination Date, the Servicer shall calculate the Class A Required Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class A Required Amount exceeds the sum of (i) the amount of Excess Spread and Excess Finance Charges from other Series in Group One allocable to Series 1996-X for such Distribution Date and (ii) the Available Cash Collateral Amount for such Distribution Date, the Class A Invested Amount shall be reduced by the amount of such excess, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of Excess Spread, Excess Finance Charge Collections and funds withdrawn from the Cash Collateral Account used to fund the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs shall thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charge Collections allocated and available for that purpose pursuant to subsection 4.7(b).

     (b) On each Determination Date, the Servicer shall calculate the DCI Required Amount, if any, for the related Distribution Date. If, on any Distribution Date, the DCI Required Amount for such Distribution Date exceeds the sum of (i) the amount of Excess Spread for such Distribution Date and Excess Finance Charges from other Series in Group One allocated and available pursuant to subsection 4.7(c), and (ii) the portion, if any, of the Available Cash Collateral Amount to be withdrawn from the Cash Collateral Account pursuant to subsection 4.8(c) which is remaining after applying such amounts to fund any deficiency of amounts payable pursuant to subsection 4.7(a) with respect to such Distribution Date, then the Discount Collateral Interest shall be reduced by the amount of such excess, but not by more than the excess, if any, of the DCI Investor Default Amount for such Distribution Date over the amount of Excess Spread, Excess Finance Charge Collections and funds withdrawn from the Cash Collateral Account used to fund the DCI Investor Default Amount for such Distribution Date (a "DCI Investor Charge-Off"). DCI Investor Charge-Offs shall thereafter be reimbursed and the Discount Collateral Interest increased (but not by an amount in excess of the aggregate unreimbursed DCI Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charge Collections allocated and available for that purpose pursuant to subsection 4.7(d).

     SECTION 4.7. Excess Spread and Certain Other Amounts. On each Distribution Date, the Servicer shall apply, or cause the Trustee to apply, Excess Spread (plus, in the case of subsection 4.7(g), Principal Funding Investment Proceeds and Reallocated Principal Collections, when applicable) for such Distribution Date as follows:

           (a) an amount equal to the Class A Required Amount, if any, for such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to subsections 4.5(a)(i) and (ii) in that order of priority;

           (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed as provided in subsection 4.6(a) shall be treated as a portion of Class A Investor Principal Collections for such Distribution Date;

           (c) an amount equal to the DCI Required Amount, if any, for such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to subsections 4.5(b)(i) and (ii) in that order of priority;

           (d) an amount equal to the aggregate amount by which the Discount Collateral Interest has been reduced by DCI Investor Charge-Offs (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of DCI Investor Principal Collections for such Distribution Date;

           (e) an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account;

           (f) (i) an amount equal to the aggregate of any other amounts then owed pursuant to the Loan Agreement (including the principal amount of and interest on any loan made under the Loan Agreement to fund the Cash Collateral Account, but excluding amounts required to be deposited in the Spread Account under and as defined in the Loan Agreement) shall be applied in accordance with the Loan Agreement and (ii) amounts required to be deposited in the Spread Account under and as defined in the Loan Agreement shall be so deposited;

           (g) an amount equal to the Class A Accretion Target for such Distribution Date shall be treated as a portion of Class A Investor Principal Collections for such Distribution Date.

           (h) an amount equal to the DCI Accretion Target for such Distribution Date shall be treated as a portion of DCI Investor Principal Collections for such Distribution Date;

           (i) an amount equal to the aggregate amount by which the Discount Collateral Interest has been reduced pursuant to clause (d) of the definition of "Discount Collateral Interest" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of DCI Investor Principal Collections for such Distribution Date; and

           (j) the balance, if any, shall constitute "Excess Finance Charge Collections" available for allocation to other Series or to the Holders of the Transferor Certificates for such Distribution Date as described in Section 4.05 of the Agreement.

     If the amount of Excess Spread and, in the case of subsection 4.7(g), Principal Funding Investment Proceeds on any Distribution Date is less than the sum of the amounts specified in subsections 4.7(a) through
(i), then the amount of the deficit shall constitute the "Finance Charge Shortfall" for Series 1996-X; and any Excess Finance Charge Collections allocated to Series 1996-X from other Series in Group One shall be applied to such amounts remaining after the application of Excess Spread (and, in the case of subsection 4.7(g), Principal Funding Investment Proceeds) in the same priority as specified above for the application of Excess Spread.

     SECTION 4.8. Cash Collateral Account. (a) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Series 1996-X Holders and the Series Enhancer, as their interests appear herein, an Eligible Deposit Account (the "Cash Collateral Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-X Holders and the Series Enhancer. The Cash Collateral Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-X Holders and the Series Enhancer. The interest of the Series Enhancer shall be subordinated to the interests of the Series 1996-X Holders as provided herein and in the Loan Agreement. If at any time the Cash Collateral Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Cash Collateral Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Cash Collateral Account. The Trustee, at the direction of the Servicer, shall make deposits to and withdrawals from the Cash Collateral Account in the amounts and at the times set forth in this Supplement and the Loan Agreement. All withdrawals from the Cash Collateral Account shall be made in the priority set forth below. The Series Enhancer shall not be entitled to reimbursement from the Trust Assets for any withdrawals from the Cash Collateral Account except as specifically provided in this Supplement and the Loan Agreement.

     (b) On the Closing Date, the Trustee shall deposit $__________ received by it in immediately available funds pursuant to the Loan Agreement into the Cash Collateral Account. Funds on deposit in the Cash Collateral Account shall be invested at the direction of the Servicer (or the Series Enhancer, as provided in the Loan Agreement) by the Trustee in Eligible Investments. Funds on deposit in the Cash Collateral Account on any Transfer Date, after giving effect to any withdrawals from the Cash Collateral Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. No Eligible Investment shall be disposed of prior to its maturity; provided that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer, the Servicer having reasonably determined that the interest of the 1996-X Holders may be adversely affected if such Eligible Investment is held to its maturity. The proceeds of any such investments shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the Transfer Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 1996-X Holders and the Series Enhancer possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Cash Collateral Account shall be applied in accordance with the Loan Agreement. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason under this Supplement, all investment earnings on such funds shall be deemed not to be available or on deposit.

     (c) On each Determination Date, the Servicer shall calculate the amount (the "Required Draw Amount") by which the amounts specified in clauses (a) and (c) of Section 4.7 for the related Distribution Date exceed the amount of Excess Spread and Excess Finance Charge Collections to be allocated to Series 1996-X from other Series in Group One on such Distribution Date and available to fund the Class A Required Amount and the DCI Required Amount pursuant to subsections 4.7(a) and (c). If for any Distribution Date the Required Draw Amount is greater than zero, the Servicer shall give written notice to the Trustee and the Series Enhancer of such positive Required Draw Amount on the related Determination Date. On the related Distribution Date, the Required Draw Amount, if any, up to the Available Cash Collateral Amount, shall be withdrawn from the Cash Collateral Account and distributed to fund any deficiency pursuant to subsections 4.7(a) and (c) (in the order of priority set forth in Section 4.7).

     (d) If there is a Cash Collateral Surplus on any Distribution Date falling in the Rapid Amortization Period (or during the Revolving Period or the Controlled Accumulation Period if and to the extent requested by the Servicer), after giving effect to all deposits to and withdrawals from the Cash Collateral Account on such Distribution Date, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Cash Collateral Account, and apply in accordance with the Loan Agreement, an amount equal to such Cash Collateral Surplus (or such lesser amount requested by the Servicer if during the Revolving Period or the Controlled Accumulation Period).

     SECTION 4.9. Shared Principal Collections. Pursuant to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 1996-X in an amount equal to the product of
(a) the aggregate amounts that the Supplements for all Series in Group One specify are to be treated as Shared Principal Collections for such Distribution Date and (b) a fraction, the numerator of which is the Principal Shortfall for Series 1996-X for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series in Group One for such Distribution Date. The "Principal Shortfall" for Series 1996-X shall be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Controlled Accumulation Period, the sum of (i) the excess, if any, of the Controlled Deposit Amount over the Available Class A Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (ii) the excess, if any of the Excess Discount Collateral Interest for such Distribution Date over the Available DCI Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (c) for each Distribution Date with respect to the Rapid Amortization Period, the sum of (i) the excess, if any, of the Class A Invested Amount over the Available Class A Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (ii) the excess, if any of the Excess Discount Collateral Interest for such Distribution Date over the Available DCI Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

     SECTION 4.10. Principal Funding Account. (a) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Series 1996-X Holders, an Eligible Deposit Account (the "Principal Funding Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1996-X Holders. The Principal Funding Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. On each Distribution Date all interest and other investment income (net of losses and investment expenses) ("Principal Funding Investment Proceeds") on funds on deposit therein shall be applied as set forth in subsection 4.10(c). The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1996-X Holders. If at any time the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Principal Funding Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Principal Funding Account. The Trustee, at the direction of the Servicer, shall make deposits to and withdrawals from the Principal Funding Account in the amounts and at the times set forth in this Supplement.

     (b) Funds on deposit in the Principal Funding Account shall be invested at the direction of Servicer by Trustee in Eligible Investments. Funds on deposit in the Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from the Principal Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided that the Trustee may sell, liquidate or otherwise dispose of an Eligible Investment before its maturity, if so directed in writing by the Servicer, the Servicer having reasonably determined that the interest of the Series 1996-X Holders may be adversely affected if such Eligible Investment is held to its maturity. Unless the Servicer directs otherwise, funds deposited in the Principal Funding Account on a Transfer Date upon the maturity of Eligible Investments are not required to be invested overnight.

     (c) On each Distribution Date with respect to the Controlled Accumulation Period, the Trustee, acting at the Servicer's direction, shall transfer from the Principal Funding Account to the Collection Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account, and such Principal Funding Investment Proceeds shall be applied as provided in subsection 4.7(g) on such Distribution Date.

     (d) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Supplement.

     (e) Pursuant to the authority granted to the Servicer in subsection 3.01(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in
Section 5.01 of this Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Series 1996-X Holders.

     SECTION 4.11. Controlled Accumulation Period. The Controlled Accumulation Period is scheduled to commence at the close of business on __________; provided that if the required length of the Controlled Accumulation Period (determined as described below) on any Determination Date on or after the ___________ Determination Date is less than twelve months, upon written notice to the Trustee, the Transferor and each Rating Agency, the Servicer, at its option, may elect to modify the date on which the Controlled Accumulation Period actually commences to the first day of the month that is a number of months prior to the month in which the Expected Final Distribution Date occurs at least equal to the required Controlled Accumulation Period length (so that, as a result of such election, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the required Controlled Accumulation Period length); provided that (i) the length of the Controlled Accumulation Period will not be less than one month; and (ii) notwithstanding any other provision of this Series Supplement to the contrary, no election to postpone the commencement of the Controlled Accumulation Period shall be made after a Pay Out Event (as defined in the related Supplement) shall have occurred and be continuing with respect to any other Series. The required Controlled Accumulation Period length will mean a number of months such that the amount available for distribution of principal on the Certificates on the Expected Final Distribution Date is expected to equal or exceed the Class A Face Amount, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by the Servicer electing to modify the commencement of the Controlled Accumulation Period pursuant to this
Section 4.11 shall specify (i) the Controlled Accumulation Period length,
(ii) the commencement date of the Controlled Accumulation Period and
(iii) the Controlled Accumulation Amount for each Monthly Period during the Controlled Accumulation Period.

ARTICLE V  DISTRIBUTIONS AND REPORTS TO SERIES 1996-X HOLDERS

     SECTION 5.1. Distributions. (a) On each Distribution Date, the Paying Agent shall distribute to each Holder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Holder's pro rata share of the amounts that are allocated and available on such date to pay principal of the Class A Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class A Invested Amount on such date (unless there has been an optional repurchase of the Investor Interest pursuant to Section 9.01 of the Agreement, in which event the foregoing limitation will not apply).

     (b) On each Distribution Date, the Paying Agent shall distribute to each Discount Collateral Interest Holder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Discount Collateral Interest Holder's pro rata share of the amounts that are allocated and available on such Distribution Date to pay interest on the Discount Collateral Interest pursuant to this Supplement.

     (c) On each Distribution Date, the Paying Agent shall distribute to each Discount Collateral Interest Holder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Discount Collateral Interest Holder's pro rata share of the amounts that are allocated and available on such date to pay principal of the Discount Collateral Interest pursuant to this Supplement up to a maximum amount on any such date equal to the Discount Collateral Interest on such date (unless there has been an optional repurchase of the Investor Interest pursuant to Section 9.01 of the Agreement, in which event the foregoing limitation will not apply).

     (d) The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.06, 9.02, 9.01 and 12.02 of the Agreement and Sections 8.1 and 8.2 of this Supplement.

     (e) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1996-X Holders hereunder shall be made by check mailed to each Series 1996-X Holder at such Series 1996-X Holder's address appearing in the Certificate Register without presentation or surrender of any Series 1996-X Certificate or the making of any notation thereon; provided that with respect to Series 1996-X Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

     SECTION 5.2. Certificates and Statements. (a) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, each Rating Agency and the Series Enhancer, a certificate substantially in the form of Exhibit B prepared by the Servicer.

     (b) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Series 1996-X Holder a statement substantially in the form of Exhibit C prepared by the Servicer.

     (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 1996-X Holder or any Certificate Owner thereof by a request in writing to the Servicer.

     (d) On or before January 31 of each calendar year, beginning with calendar year 1997, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1996-X Holder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1996-X Holders, as set forth in paragraph (b) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1996-X Holder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

ARTICLE VI      SERIES 1996-X PAY OUT EVENTS

     SECTION 6.1. Series 1996-X Pay Out Events. If any one of the following events (each, a "Series Pay Out Event") shall occur with respect to the Series 1996-X Certificates:

           (a) failure on the part of the Transferors (i) to make any payment or deposit required by the terms of the Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferors set forth in the Agreement which has a material adverse effect on the Holders and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferors by the Trustee, or to the Transferors and the Trustee by Holders of Class A Certificates aggregating not less than 50% of the Outstanding Principal Amount of the Class A Certificates;

           (b) any representation or warranty made by the Transferors in the Agreement or any information contained in an Account Schedule delivered pursuant to the Agreement (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferors by the Trustee, or to the Transferors and the Trustee by Holders of the Class A Certificates aggregating not less than 50% of the Outstanding Principal Amount of the Class A Certificates and
     (ii) as a result of which the interests of the Holders are materially and adversely affected; provided that a Series Pay Out Event pursuant to this paragraph (b) shall not be deemed to occur hereunder if the Transferors have accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions hereof and of the Agreement;

           (c) (1) with respect to the last day of any prior Monthly Period during which the Transferor Amount is less than the Required Transferor Amount, the failure of the Transferors to convey on or prior to the Required Designation Date Additional Accounts to the Trust (or reduce the aggregate Series Invested Amounts) such that the Transferor Amount shall be at least equal to the Required Transferor Amount; or (2) with respect to the last day of any prior Monthly Period during which the aggregate amount of Principal Receivables is less than the Required Principal Balance as of such day, the failure of the Transferors to convey on or prior to the Required Designation Date Additional Accounts to the Trust (or reduce the aggregate Series Invested Amounts) such that the aggregate amount of the Principal Receivables shall be at least equal to the Required Principal Balance as of the end of such preceding Monthly Period;

           [(d) on any Determination Date, the Available Cash Collateral Amount on the related Distribution Date shall be reduced to less than the Required Cash Collateral Amount;]

           (e) any Servicer Default shall occur which would have a material adverse effect on the Holders;

           (f) the Class A Invested Amount shall not be repaid in full on the Expected Final Distribution Date; or

           (g) the amount of the Discount Collateral Interest shall be less than the Required Discount Collateral Interest.

then, in the case of any event described in paragraph (a), (b) or (e), after the applicable grace period, if any, set forth in such paragraphs, either the Trustee or the holders of Class A Certificates evidencing more than 50% of the aggregate Outstanding Principal Amount of the Class A Certificates by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Holders of Class A Certificates) may declare that a Pay Out Event has occurred with respect to Series 1996-X as of the date of such notice, and, in the case of any event described in paragraph (c), (d), (f) or (g) a Pay Out Event shall occur with respect to Series 1996-X without any notice or other action on the part of the Trustee or Holders of Series 1996-X Certificates immediately upon the occurrence of such event.

ARTICLE VII     OPTIONAL REPURCHASE; SERIES TERMINATION

     SECTION 7.1. Optional Repurchase. On any day occurring on or after the date on which the Investor Amount is reduced to 5% of the sum of the Class A Accreted Invested Amount and the DCI Accreted Amount or less, the Transferors shall have the option to purchase the interest of the holders of Investor Certificates, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

     SECTION 7.2. Series Termination. (a) If, on the __________ ____ Distribution Date, the Investor Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 40-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Invested Amount and accrued and unpaid interest thereon at the close of business on the last day of the Monthly Period preceding the Series Termination Date (after giving effect to all distributions required to be made on the Series Termination Date, except pursuant to this Section 7.2; provided that in no event shall such amount exceed the Series Percentage of Receivables on the Series Termination
Date). Such bids shall require that such sale shall (subject to subsection 7.2(b)) occur on the Series Termination Date. The Transferors and the Series Enhancer shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

     (b) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Series Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables allocated to the Series 1996-X Holders pursuant to the Agreement and this Supplement; provided that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the __________ ____ Distribution Date to the Series Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such collections in accordance with the provisions of the Agreement and the Supplements.

ARTICLE VIII    FINAL DISTRIBUTIONS

     SECTION 8.1. Sale of Receivables or Investor Interest Pursuant to
Section 2.06 or 12.05 of the Agreement. (a) Purchase Price. The amount to be paid with respect to Series 1996-X in connection with (i) a reassignment of Receivables to the Transferors pursuant to Section 2.06 of the Agreement or (ii) a repurchase of the Investor Interest pursuant to Section 12.05 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

     (b) Distributions Pursuant to Section 7.1 or 7.2 of this Supplement and Section 12.05 of the Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or subsection 8.1(a) or any amounts allocable to Series 1996-X deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 3:00 p.m. New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) an amount equal to the sum of the Class A Invested Amount and any Class A Accretion Shortfall for such Distribution Date, together with all funds on deposit in the Principal Funding Account on such Distribution Date, will be distributed to the Paying Agent for payment to the Holders and (ii) an amount equal to the sum of the Discount Collateral Interest and any DCI Accretion Shortfall on such Distribution Date will be distributed to the Discount Collateral Interest Holders.

     (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.1(b) for payment to the Series 1996-X Holders shall be deemed distributed in full to the Series 1996-X Holders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to
Section 12.02 of the Agreement.

     SECTION 8.2. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.
(a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to subsection 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) allocate an amount equal to the product of (x) the Floating Allocation Percentage, (y) the Class A Floating Percentage and (z) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, and apply such amount as provided in subsection 4.5(a)(ii), with the balance to be applied as "Excess Spread" to the extent provided in clause (iii) below;
(ii) allocate an amount equal to the product of (x) the Floating Allocation Percentage, (y) the DCI Floating Percentage and (z) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, and apply such amount as provided in subsection 4.5(b)(ii), with the balance to be applied as "Excess Spread" to the extent provided in clause (iii) below; and (iii) apply the amount designated as "Excess Spread" in clauses (i) and (ii) above as provided (and subject to the priorities set forth) in subsections 4.7(b) and 4.7(d) through (i).

     (b) Not later than 12:00 noon, New York City time, on such Distribution Date the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date and after giving effect to any reductions in the Discount Collateral Interest pursuant to subsection 4.2(c) on such Distribution Date) (i) allocate an amount equal to (A) the product of (x) the Principal Allocation Percentage, (y) the Class A Principal Percentage, and (z) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables, plus (B) any amount to be treated as Class A Investor Principal Collections pursuant to the allocations provided in subsections 4.7(b) and (g) (as a result of the application of funds designated as "Excess Spread" in subsection 8.2(a)(iii) above), and distribute such amount (up to an amount equal to the Class A Invested Amount) to the Paying Agent for payment to the Holders, with the balance to be included in the amount allocated pursuant to clause (ii)(D) below; (ii) allocate an amount equal to (A) the product of (x) the Principal Allocation Percentage, (y) the DCI Principal Percentage and (z) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables, minus (B) the amount of Reallocated Principal Collections for such Distribution Date, plus (C) any amounts to be treated as DCI Investor Principal Collections pursuant to the allocations provided in subsections 4.7(d), (h) or (i) (as a result of the application of funds designated as "Excess Spread" in subsection 8.2(a)(iii) above), plus (D) any amount to be included in this allocation pursuant to clause (i) above, and distribute such amount (up to the amount of the Discount Collateral Interest) to the Discount Collateral Interest Holders. Any amounts allocated pursuant to clause (i) or (ii) above and remaining after all applications provided above shall be treated as Shared Principal Collections (up to the amount described in clause (ii)(D) above), and any balance shall be distributed to the holders of the Transferor Certificates.

     (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Series 1996-X Holders shall be distributed in full to the Series 1996-X Holders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

     SECTION 8.3. Instructions Pursuant to Subsection 9.02(a) of the Agreement. The Holders of Investor Certificates of Series 1996-X evidencing more than 50% of the Investor Amount of each Class shall not be considered as having disapproved of any liquidation of the Receivables pursuant to subsection 9.02(a) of the Agreement unless Holders of more than 50% of the Investor Amount of each of the Class A Certificates and the Discount Collateral Interest and the Series Enhancer instruct the Trustee to such effect in the manner required pursuant to subsection 9.02(a) of the Agreement.

ARTICLE IX      MISCELLANEOUS PROVISIONS

     SECTION 9.1. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.2. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     SECTION 9.3. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.4. Amendments. This Supplement may be amended by the Transferors without the consent of the Servicer, the Trustee or any Investor Holder if the Transferors provide the Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) an Officer's Certificate that such amendment or modification would not materially and adversely affect any Investor Holder, provided that no such amendment shall be deemed effective without (i) the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified and (ii) the Trustee having obtained written assurance that such amendment or modification will not, by itself, lower the then-current ratings on the Series 1996-X Certificates. The Transferors shall provide the Rating Agencies with prior written notice of any such amendment or modification.

     SECTION 9.5 Tax Representation and Covenant. Any holder of an interest in the Trust acquired pursuant to Section 12.01(b) of the Agreement in respect of the Series 1996-X Certificates shall be required to represent and covenant in connection with such acquisition that (x) it has neither acquired, nor will it sell, trade or transfer any interest in the Trust or cause any interest in the Trust to be marketed on or through either (i) an "established securities market" within the meaning of Code section 7704(b)(1), including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (ii) a "secondary market (or the substantial equivalent thereof)" within the meaning of Code section 7704(b)(2), including a market wherein a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to transactions at the quoted prices for itself or on behalf of others, (y) unless the Transferor consents otherwise, such holder is a "corporation" as described in Code section 7701(a)(3) and
(ii) is not, and will not become, an S corporation as described in Code section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of the Transferor and the Trust and (ii) forward a copy of such representations and covenants to the Trustee. Each such holder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its (or its participant's) representation and covenant that it (or its participant) is and shall remain classified as a corporation other than an S corporation, the Transferor shall have the right to procure a replacement investor to replace such holder (or its participant), and further that such holder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a holder (or to the rights of its participant).

     IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                           ADVANTA NATIONAL BANK,
                             Transferor and Servicer,


                           By:
                                --------------------------
                                Name: Michael Coco
                                Title: Vice President


                           THE BANK OF NEW YORK,
                             Trustee


                           By:
                                --------------------------
                                Name:
                                Title:

                                                               EXHIBIT A



                           FORM OF CERTIFICATE
                           -------------------

                                 CLASS A
                                 --------

      Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Advanta National Bank or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. ___                                                     $ __________
                                                   CUSIP No.  __________


                       ADVANTA GOLD MASTER TRUST
                           CLASS A ZERO COUPON
                 ASSET BACKED CERTIFICATE, SERIES 1996-X


Evidencing an interest in a trust, the corpus of which consists of receivables generated or to be generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts and other revolving credit accounts and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                  (Not an interest in or obligation of
                          Advanta National Bank
                       or any Affiliate thereof.)


      This certifies that CEDE & CO. (the "Holder") is the registered owner of an interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with revolving credit card accounts and other revolving credit accounts (the "Accounts") identified under the Pooling and Servicing Agreement (as defined below), all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), the right to certain amounts received as Interchange with respect to the Accounts, the benefits of the Cash Collateral Account and the Discount Collateral Interest (each as defined in the Series 1996-X Supplement referred to below) and the other assets and interests constituting the Trust pursuant to a Pooling and Servicing Agreement dated as of ______________, 1996 as supplemented by the Series 1996-X Supplement dated as of ____________, 1996 (collectively, the "Pooling and Servicing Agreement"), by and between Advanta National Bank, as Transferor (the "Transferor") and as Servicer (the "Servicer"), and The Bank of New York, as Trustee (the "Trustee").

      The Transferor has structured the Pooling and Servicing Agreement and the Series 1996-X Certificates with the intention that the Series 1996-X Certificates will qualify under applicable tax law as indebtedness, and each of the Transferor, the Servicer and each Series 1996-X Holder (or Series 1996-X Certificate Owner) by acceptance of its Series 1996-X Certificate (or in the case of a Series 1996-X Certificate Owner, by virtue of such Series 1996-X Certificate Owner's acquisition of a beneficial interest therein), agrees to treat and to take no action inconsistent with the treatment of the Series 1996-X Certificates (or any beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Series 1996-X Holder agrees that it will cause any Series 1996-X Certificate Owner acquiring an interest in a Series 1996-X Certificate through it to comply with the Pooling and Servicing Agreement as to treatment of the Series 1996-X Certificates as indebtedness for tax purposes.

      To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

      This Class A Certificate represents an interest in only the Advanta Gold Master Trust. This Class A Certificate does not represent an obligation of, or an interest in, the Transferor or the Servicer, and neither the Series 1996-X Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Series 1996-X Certificate is limited in right of payment to certain collections respecting the Receivables and other assets of the Trust allocable to the Series 1996-X Certificates, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

      Unless the certificate of authentication hereon has been executed by or on behalf of Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

           IN WITNESS WHEREOF, Advanta National Bank has caused this Class A Certificate to be duly executed.


                                     By: _________________________
                                                Authorized Officer






Date: ______________________

             Form of Trustee's Certificate of Authentication
             -----------------------------------------------

                      CERTIFICATE OF AUTHENTICATION
                      -----------------------------

      This is one of the Class A Certificates, Series 1996-X, of the Advanta Gold Master Trust referred to in the within-mentioned Pooling and Servicing Agreement.



                                       THE BANK OF NEW YORK,
                                          Trustee



                                       By:  ________________________
                                               Authorized Signatory